Fiscal 2019 First Quarter Results Hugh J. Gallagher President & CEO, AmeriGas Partners

About this Presentation This presentation contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read AmeriGas’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the impact of pending and future legal proceedings, liability for uninsured claims and for claims in excess of insurance coverage, political, regulatory and economic conditions in the United States and in foreign countries, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack. AmeriGas undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today. In addition, this presentation uses certain non- GAAP financial measures. Please see the appendix for reconciliations of these measures to the most comparable GAAP financial measure. AmeriGas Partners| Fiscal 2019 First Quarter Results 14

AmeriGas First Quarter Recap Hugh J. Gallagher President and CEO, AmeriGas

First Quarter Earnings Recap Adjusted EBITDA1 1 (Millions of dollars) • Q1 Adjusted EBITDA up 9% year over $210.7 year • Weather in Q1 was 5% colder than $194.1 normal and 6% colder than Q1 2018 • December was 6% warmer than normal and 9% warmer than December Q1 2018 minimizing the colder than normal fall • Retail volume was up 2% and retail unit margins were also up 4% from Q1 2018 Q1 2018 Q1 2019 AmeriGas Partners| Fiscal 2019 First Quarter Results 1Adjusted EBITDA is a non-GAAP measure. See Appendix for reconciliation. 14

Growth Initiatives National Accounts and Cylinder Exchange • ~3,700 more Cylinder Exchange locations than Q1 2018 • Added 12 new National Accounts customers in Q1 2019 • Both continue to perform as growth drivers for the business Home Delivery • Integration of business acquired in FY 2018 going smoothly • Expect to roll-out a pilot in several cities later this year AmeriGas Partners| Fiscal 2019 First Quarter Results 15

Appendix

AmeriGas Supplemental Footnotes • The enclosed supplemental information contains a reconciliation of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA to Net Income. • EBITDA and Adjusted EBITDA are not measures of performance or financial condition under GAAP. Management believes EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures used by investors to compare the Partnership's operating performance with that of other companies within the propane industry. The Partnership's definitions of EBITDA and Adjusted EBITDA may be different from those used by other companies. • EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) attributable to AmeriGas Partners, L.P. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions, and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant periods. Management also uses Adjusted EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's Adjusted EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s business segments. UGI Corporation discloses the Partnership's Adjusted EBITDA as the profitability measure for its domestic propane segment. AmeriGas Partners| Fiscal 2019 First Quarter Results 23

AmeriGas EBITDA and Adjusted EBITDA (Millions of dollars) Three months Ended December 31, 2018 2017 EBITDA and Adjusted EBITDA Net income attributable to AmeriGas Partners $ 44.5 $ 104.4 Income tax expense 0.4 2.4 Interest Expense 42.4 40.6 Depreciation and amortization 45.7 47.4 EBITDA 133.0 194.8 Add net losses (subtract net gains) on commodity derivative instruments not associated with current-period transactions 78.5 (0.7) Noncontrolling interest in net gains and losses on commidity derivative instruments (a) (0.8) ── Adjusted EBITDA $ 210.7 $ 194.1 (a) Includes the impact of rounding AmeriGas Partners| Fiscal 2019 First Quarter Results 24

Investor Relations: Brendan Heck 610-456-6608 heckb@ugicorp.com UGI Corporation | Fiscal 2019 First Quarter Results 24